                                  EXHIBIT 11.1

     Exhibit 11.1 Statement Re: Computation of Per-Share Earnings

                                                                                      Years Ended June 30
                                                                            1994              1995              1996
 Primar;y
    Average common shares outstanding                                     1,149,212         1,752,954         7,307,664
    Effect of assumed conversion of preferred stock                       2,393,507         2,722,619                 -
    Options and warrants issued during  twelve-month
       period prior to the initial public offering at an exercise
       price below the assumed public offering price in                     242,034           212,908                 -
       accordance with the staff acccounting Bulletin No. 83
    Net effect of dilutive options and warrants-
       based on treasury stock method (or modified treasury
       method if applicable) using average market price                      67,211           522,429                 -
                                                                        -----------       -----------       -----------
                                                                          3,851,964         5,210,910         7,307,664
                                                                        -----------       -----------       -----------
    Net Income (loss)                                                   $   209,198       $ 1,291,996       $(5,727,131)
                                                                        -----------       -----------       -----------
    Per Share amount                                                    $      0.05       $      0.24       $     (0.78)
                                                                        -----------       -----------       -----------


Fully Diluted
    Average common shares outstanding                                     1,149,212         1,752,954         7,307,664
    Effect of assumed conversion of preferred stock                       2,393,507         2,722,619                 -
    Options and warrants issued during  twelve-month
       period prior to the initial public offering at an exercise
       price in accordance with the staff acccounting Bulletin              242,034           212,908                 -
      No. 83
    Net effect of dilutive options and warrants-
       based on treasury stock method (or modified treasury
       method if applicable) using year-end market price                    255,711           586,710                 -
                                                                        -----------       -----------       -----------
                                                                          4,040,464         5,275,191         7,307,664
                                                                        -----------       -----------       -----------
    Net (Loss) Income                                                   $   209,198       $ 1,261,996       $(5,727,131)
                                                                        -----------       -----------       -----------
    Per Share amount                                                    $      0.05       $      0.24       $     (0.78)
                                                                        -----------       -----------       -----------